UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 29, 2013

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2013, Penns Woods Bancorp, Inc. (the “Company”) completed its merger transaction with Luzerne National Bank Corporation (“Luzerne”) pursuant to an Agreement and Plan of Merger, dated October 18, 2012 (the “Merger Agreement”), between the Company and Luzerne under which Luzerne merged with and into the Company (the “Merger”).

Pursuant to the Merger Agreement, each share of Luzerne common stock was converted into the right to receive 1.5534 shares of Company common stock, $61.86 in cash, or a combination of both, with any fractional share entitled to payment in cash, subject to the limitation that no more than 10% of the consideration will be paid in cash.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Annex A to the Proxy Statement/Prospectus dated April 26, 2013 (the “Joint Proxy Statement”) of the Company for the annual meeting of shareholders of the Company held on May 29, 2013 (the “Annual Meeting”), included in Amendment No. 2 to the Registration Statement on Form S-4 filed by the Company with the SEC on January 23, 2013, and such Merger Agreement is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provided that, prior to the effective time of the Merger, the Company would cause three individuals selected by the Board of Directors of Luzerne and acceptable to the Company to be appointed to the Board of Directors of the Company. As a result, Joseph E. Kluger, John G. Nackley, and Jill F. Schwartz, independent directors of Luzerne, were appointed to the Board of Directors of the Company. Mr. Kluger has been appointed as a Class I director with a term expiring in 2016, Mr. Nackley has been appointed as a Class III director with a term expiring in 2014, and Ms. Schwartz has been appointed as a Class II director with a term expiring in 2015. The Board of Directors of the Company has appointed Mr. Kluger to the Executive Committee of the Company and the Compensation and Benefits Committee of Jersey Shore State Bank (the “Bank”). Mr. Nackley has been appointed to the Audit Committee of the Company and the Asset Liability Management Committee of the Bank, and Ms. Schwartz has been appointed to the Asset Liability Management and the Building and Insurance Committees of the Bank.

In connection with their appointments as directors, each of Mr. Kluger, Mr. Nackley, and Ms. Schwartz will be entitled to the compensation paid to nonemployee directors of the Company. A description of such compensation can be found in the Joint Proxy Statement included in Amendment No. 2 to the Registration Statement on Form S-4 filed by the Company with the SEC on January 23, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 29, 2013, the Company held the Annual Meeting for which the Board of Directors solicited proxies to vote upon and approve the Merger and other proposals.

The proposals voted on at the Annual Meeting by the shareholders of the Company and the voting results were as follows:

Proposal No. 1. Penns Woods’ shareholders approved and adopted the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Nonvotes
2,712,434	78,994	34,146	586,820

Proposal No. 2. Election of Class I directors.

Nominees	For	Withheld	Broker Nonvotes
(01) Daniel K. Brewer	2,769,575	55,999	586,820
(02) Michael J. Casale, Jr.	2,758,484	67,090	586,820
(03) R. Edward Nestlerode, Jr.	2,720,352	105,522	586,820
(04) William H. Rockey	2,520,728	304,846	586,820

Proposal No. 3. Approval, in a nonbinding (advisory vote) of compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Nonvotes
2,430,806	202,228	192,539	586,821

Proposal No. 4. Ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Nonvotes
3,345,148	39,692	27,554	-0-

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated October 18, 2012, by and between Penns Wood Bancorp, Inc. and Luzerne National Bank Corporation (incorporated by reference to Annex A to Penns Woods Bancorp, Inc.’s Proxy Statement/Prospectus dated April 26, 2013, included in Amendment No. 2 to the Registration Statement on Form S-4 filed by Penns Wood Bancorp, Inc. with the SEC on April 23, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 3, 2013

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 18, 2012, by and between Penns Wood Bancorp, Inc. and Luzerne National Bank Corporation (incorporated by reference to Annex A to Penns Woods Bancorp, Inc.’s Proxy Statement/Prospectus dated April 26, 2013 included in Amendment No. 2 to the Registration Statement on Form S-4 filed by Penns Wood Bancorp, Inc. with the SEC on April 23, 2013)

4